Exhibit 10.2

SENIOR HOUSING PROPERTIES TRUST

RESTRICTED SHARE AGREEMENT

This Restricted Share Agreement (this “Agreement”) is made as of June 26, 2003 between                                      (the “Employee”) and Senior Housing Properties Trust  (the “Company”).

In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant of Shares.  The Company hereby grants to the Employee, effective as of the date of this Agreement,                 shares of its common shares.  The shares so granted are hereinafter referred to as the “Shares,” which term shall also include any shares of the Company issued to the Employee by virtue of his or her ownership of the Shares, by share dividend, share split, recapitalization or otherwise.

2.                                       Vesting; Repurchase of Shares.

(a)                                  The Shares shall vest one-third as of the date hereof, a further one-third on the July 1 of the year first following the date of this Agreement, and the final one-third on the July 1 of the second year following the date of this Agreement.  Any Shares not vested as of any date are herein referred to as “Unvested Shares.”

(b)                                 In the event the Employee ceases to render significant services, whether as an employee or otherwise, to the Company, an affiliate of the Company, or to the advisor to the Company, the Company shall have the right and option to purchase from the Employee, for an amount equal to $.01 per share (as adjusted for any share split or combination, share dividend, recapitalization or similar event) all or any portion of the Unvested Shares as of the date the Employee ceases to render such services.  The Company may exercise such purchase option by delivering or mailing to the Employee (or his estate), at any time after the Employee has ceased to render such services, a written notice of exercise of such option.  Such notice shall specify the number of Unvested Shares to be purchased.  The price to be paid for the Unvested Shares to be repurchased may be payable, at the option of the Company, by wire transfer of immediately available funds or in cash (by check) or any other reasonable method.

3.                                       Legends.  Each certificate shall prominently bear a legend in substantially the following terms:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO AN INCENTIVE SHARE AWARD PLAN MAINTAINED BY THE

ISSUER.  THESE SHARES MAY BE SUBJECT TO TRANSFER AND/OR VESTING RESTRICTIONS, AND UNVESTED SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE RIGHTS, CONTAINED IN THE PLAN, THE RELATED SHARE GRANT OR AN AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THESE SHARES.  A COPY OF APPLICABLE RESTRICTIONS AND SUCH REPURCHASE RIGHTS WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.                                       Tax Withholding  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by the Employee by reason of a grant of Shares, and the Employee agrees that he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations from time to time (including as Shares become vested) as the Company may request.

5.                                       Termination.  This Agreement shall continue in full force and effect until the earliest to occur of the following, at which time except as otherwise specified below this Agreement shall terminate:  (a) the date on which all repurchase rights referred to in Section 2 hereof have terminated; or (b) except to the extent specified in such notice, upon notice of termination by the Company to the Employee pursuant to action taken by the Company’s Board of Trustees.

6.                                       Miscellaneous.

(a)                                  Amendments.  Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Employee and the Company.

(b)                                 Binding Effect of the Agreement.  This Agreement shall inure to the benefit of, and be binding upon , the Company, the Employee and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(c)                                  Provisions Separable.  In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect.

(d)                                 Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Employee:	To his address as set forth on the signature page hereof.

To the Company:	Senior Housing Properties Trust
400 Centre Street
Newton, MA 02458
Attn: Secretary

(e)                                  Construction.  The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof.  All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.

(f)                                    No Employment Agreement.  This Agreement shall not be construed as an agreement by the Company, any affiliate or advisor of the Company to employ the Employee, nor is the Company, any affiliate or advisor of the Company obligated to continue employing the Employee by reason of this Agreement or the grant of shares to the Employee hereunder.

(g)                                 Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

SENIOR HOUSING PROPERTIES TRUST

By:
Title:

EMPLOYEE:

Name (print):
Home Address:

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